UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 — Regulation FD Disclosure.

On April 7, 2026, Insmed Incorporated (the “Company”) issued a press release announcing topline efficacy and safety results from its Phase 2b CEDAR study of brensocatib in patients with hidradenitis suppurativa (“HS”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 — Other Events.

On April 7, 2026, the Company issued a press release announcing topline efficacy and safety results from its Phase 2b CEDAR study of brensocatib in patients with HS. The CEDAR study was a randomized, double-blind, placebo-controlled study to evaluate the efficacy and safety of brensocatib in adults with moderate to severe HS. The study enrolled 214 patients at 72 sites globally. In the study, participants were randomized 1:1:1 to receive brensocatib 10 mg, brensocatib 40 mg, or placebo, once daily for 16 weeks. After the first 16 weeks, participants either continued the same randomized dose of brensocatib, or if on placebo, were randomized to receive brensocatib 10 mg or 40 mg. The primary endpoint was percent change from baseline in total abscess and inflammatory nodule (“AN”) count at Week 16.

At Week 16, study participants experienced a 45.5% and 40.3% reduction from baseline in AN count in the brensocatib 10 mg and 40 mg arms, respectively, compared to a 57.1% reduction in the placebo arm. Treatment-emergent adverse event (“TEAE”) percentages during the 16-week placebo-controlled treatment period were:

	Brensocatib 10 mg Once Daily (N=74)	Brensocatib 40 mg Once Daily (N=70)	Placebo (N=70)
Any TEAE, n (%)	41 (55.4)	30 (42.9)	32 (45.7)
Severe TEAE, n (%)	1 (1.4)	0	0
Serious TEAE, n (%)	3 (4.1)	1 (1.4)	1 (1.4)

The Company will discontinue its development program of brensocatib in HS and intends to present these data at a future congress.

Forward-Looking Statements

The forward-looking statements in this Current Report on Form 8-K are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: the risk that topline data from the Company’s clinical trials, including the CEDAR study, that the Company announces or publishes from time to time may change as more patient data become available or may be interpreted differently if additional data are disclosed; failure to successfully conduct future clinical trials, including due to the Company’s potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; development of unexpected safety or efficacy concerns related to the Company’s product candidates; and the cost and potential reputational damage resulting from litigation to which the Company is or may become a party, including product liability claims.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Company filings with the Securities and Exchange Commission (the “SEC”).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Insmed Incorporated on April 7, 2026.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2026	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Chief Legal Officer and Corporate Secretary